SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            Form 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 15, 1999




Commission    Registrant; State of Incorporation;      IRS Employer
File Number       Address; and Telephone Number      Identification No.
-----------   ----------------------------------    ------------------

1-11375       UNICOM CORPORATION                        36-3961038
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box A-3005
         Chicago, Illinois 60690-3005
         312/394-7399


1-1839        COMMONWEALTH EDISON COMPANY               36-0938600
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box 767
         Chicago, Illinois 60690-0767
         312/394-4321



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Item 5.  Other Events

     On September 15, 1999, Commonwealth Edison Company ("ComEd") issued a plan to improve the reliability of its electricity transmission and distribution system. The report followed an investigation and evaluation that ComEd conducted of its transmission and distribution system. The plan contemplates that ComEd's transmission and distribution system-related operations, maintenance and capital expenditures will increase by $100 million in 1999 over originally budgeted expenditures. See ComEd's News Release dated September 15, 1999, attached as
Exhibit 99, for additional information regarding the transmission and distribution investigation, evaluation and improvement plan.

     During the summer of 1999, ComEd experienced peak loads that were approximately 10% higher than projected. As part of its preparation for similar or greater peak loads anticipated for the summer of 2000, Unicom Corporation ("Unicom") also intends to purchase and install approximately 600 megawatts of additional combustion turbine generators prior to the summer of 2000. Such generators have a fast-start generating capability and would be used to assist in meeting peak demand for electricity. Unicom expects to spend approximately $165 million to purchase such generators, and it will incur significant additional costs for related equipment and to site and install such generators.
Unicom is evaluating the amount of such additional costs.

     Unicom does not expect that such additional expenditures will prevent it from achieving its previously announced earnings targets of $2.60 and over $3.00 per common share for the years 1999 and 2000, respectively, primarily as a result of lower purchased power expenses resulting from improved nuclear performance.

     The information regarding expected increases in operations, maintenance and capital expenditures associated with transmission and distribution system improvements, the impact on net income for 1999 and 2000, and the purchase costs and the timing and anticipated capacity associated with the combustion turbine generators intended to be installed constitute forward-looking statements. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Management cannot predict the course of future events or anticipate the interaction of multiple factors beyond management's control upon capital expenditure timing and costs. Delays in the receipt of necessary materials or regulatory approvals and unexpected field conditions could affect the timing, scope and costs of maintenance activities and the installation of the additional combustion turbine generators. Unicom and ComEd make no commitment to disclose any revisions to the forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon the forward-looking statements.

                           SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                      UNICOM CORPORATION
                                          (Registrant)


Date: September 15, 1999     By:        John C. Bukovski
                                    ------------------------
                                        John C. Bukovski
                                     Senior Vice President





                                   COMMONWEALTH EDISON COMPANY
                                          (Registrant)


Date: September 15, 1999      By:       John C. Bukovski
                                    -------------------------
                                        John C. Bukovski
                                     Senior Vice President








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                    EXHIBIT INDEX


Exhibit
Number         Description of Exhibit


1.   None

2.   None

4.   None

16.  None

17.  None

20.  None

23.  None

24.  None

27.  None

99.  News release dated September 15, 1999 issued by Commonwealth
     Edison Company